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                                                             Exhibit 99.26(e)(4)

EVIDENCE OF INSURABILITY

SECURIAN LIFE INSURANCE COMPANY
400 Robert Street North  -  St. Paul, Minnesota  55101-2098

[SECURIAN(TM) LOGO]

BENEFITS RECEIVED UNDER AN ACCELERATED BENEFITS POLICY RIDER MAY BE TAXABLE AND MAY AFFECT ELIGIBILITY FOR PUBLIC ASSISTANCE PROGRAMS. CERTIFICATE HOLDERS SHOULD SEEK ASSISTANCE FROM A PERSONAL TAX ADVISOR TO REQUESTING AN ACCELERATED PAYMENT OF DEATH BENEFITS.

   [PLAN SPONSOR/POLICYHOLDER]                         POLICY NUMBER:  [12345-G]

NAME                                                             DATE OF BIRTH          SOCIAL SECURITY NUMBER     GENDER
[John C. Doe]                                                    [01-01-1965]           [123-45-6789]              [/X/ M  / / F]

STREET ADDRESS                                        CITY                  STATE       ZIP CODE          DAYTIME TELEPHONE NUMBER
[456 Main Street]                                     [Anytown]             [USA]       [00000]           [(000) 222-3333]

[E-MAIL ADDRESS]          [OCCUPATION]     [DATE OF EMPLOYMENT]   [SALARY]   [HEIGHT]   [WEIGHT]   [INSURANCE AMOUNT APPLIED FOR]
[j.doe@work.com]          [Worker]         [May 1, 1999]          [$50,000]  [6' 1"]    [200]      [(000) 222-3333]

[/ / Yes   /X/  No / /   1.  During the past three years, have you for any
                             reason consulted a physician(s) or other health care provider(s), or been hospitalized? (Excluding
                             HIV Testing).

[/ / Yes   /X/  No / /   2.  Have you ever been diagnosed as having, or been
                             treated for any of the following: heart, lung, nervous, kidney, or liver disorder; high blood pressure; drug abuse including alcohol; cancer or tumor; diabetes?

[/ / Yes   /X/  No / /   3.  Have you ever been diagnosed as having or been
                             treated for AIDS, or any disorder of your immune system?

If the answer is "Yes", give particulars on the reverse side or additional pages may be attached if you need more space to provide details. Please include dates, name and address of physicians or hospitals, the reason for the visit or consultation and, in your own words, the diagnosis that was made.

AUTHORIZATION

The information contained in this application is true and complete. To determine my insurability or for claim purposes, I authorize any person(s), medical practitioner, institution, insurance company or the Medical Information Bureau to give any medical or non-medical information about me including alcohol or drug abuse, to Securian Life Insurance Company (the Company), St. Paul, Minnesota 55101-2098 and its reinsurers. I authorize all said sources, except the Medical Information Bureau, to give such information to any agency employed by Securian Life Insurance Company to collect and transmit such information. I understand in determining eligibility for insurance or benefits, this information may be made available to underwriting, claims, medical and support staff to Securian Life Insurance Company.

This information shall be valid for 24 months from the date this application is signed. A photocopy shall be as valid as the original. I have read this authorization and the Consumer Privacy Notice on the back, and understand I may receive copies. The guaranteed amount of insurance will be effective only if this application is dated prior to the end of the enrollment period. The Company shall incur no liability until this application is approved by the Company and the first premium paid while my health and other conditions affecting my insurability are as described on this application. I understand that if coverage is rescinded, an otherwise valid claim will be denied. Please see the Incontestability provision of your certificate to which this application is attached.

I HAVE READ AND RECEIVED THE SECTIONS ENTITLED AUTHORIZATION AND CONSUMER PRIVACY NOTICE.

SIGNATURE                                                       DATE
X  [/s/ John C. Doe]                                            [12-01-2004]
--------------------------------------------------------------------------------

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ADDITIONAL HEALTH INFORMATION:

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
                QUESTION      NAME AND ADDRESS OF
    NAME         NUMBER     DOCTOR, CLINIC, HOSPITAL    REASON FOR CONSULTATION   DIAGNOSIS AND TREATMENT
------------    --------    ------------------------    -----------------------   -----------------------
[Joe B. Doe]
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CONSUMER PRIVACY NOTICE:

In addition to the information requested on this application, the Company may ask for the following: an insurance medical exam or laboratory tests; medical records from your physician, hospital, or your insurance company; an investigative consumer report; a report from the Medical Information Bureau
(MIB), a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members.

The Company or its reinsurer may make a brief report of this information to the MIB. If you apply to another MIB member company for life or health insurance coverage, or claim for benefits is submitted to such company, the MIB, upon request, will supply such company with the information in its file. The Company may also send information about you to the following persons or organizations without your permission: to insurance organizations, for statistical studies, without identifying you; to a government agency involved in regulation of insurance; to your physician (the results of your insurance exam). You have certain rights in connection with this insurance application. You have the right to: find out what personal information is contained in the Company or MIB files; correct or amend information in the Company or MIB files; know the specific reasons why coverage is not issued. At your request, the Company will explain in writing how you can exercise your right to learn what is in your file, how to correct or amend it, or how to find out why coverage is not issued.

FOR FURTHER INFORMATION ABOUT YOUR          FOR INFORMATION ABOUT THE MEDICAL
FILE OR YOUR RIGHTS, YOU MAY CONTACT:       INFORMATION BUREAU, YOU MAY CONTACT:

Group Division Underwriting                 Medical Information Bureau Information Office
Securian Life Insurance Company             P.O. Box 105, Essex Station
400 Robert Street North                     Boston, Massachusetts  02112
St. Paul, Minnesota  55101-2098             (MIB telephone number:  (617) 426-3660)
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[SECURIAN (TM) LOGO]

                                                         400 Robert Street North
                                                  St. Paul, Minnesota 55101-2098

FOR HOME OFFICE USE ONLY:

EMPLOYEE                                              SPOUSE
/ / Approved                                          / / Approved

/ / Declined                                          / / Declined

/ / Declined as Incomplete                            / / Declined as Incomplete

By:                           Date:                   By:                           Date:

CURRENTLY IN FORCE           CURRENTLY APPLIED FOR    CURRENTLY IN FORCE           CURRENTLY APPLIED FOR

GI:   $  _________           GI:   $  _________       GI:   $  _________           GI:     $  _________

UW:   $  _________           UW:   $  _________       UW:   $  _________           UW:     $  _________

CHILD
/ / Approved

/ / Declined

/ / Declined as Incomplete

By:                           Date:

CURRENTLY IN FORCE           CURRENTLY APPLIED FOR

GI:   $  _________           GI:   $  _________

UW:   $  _________           UW:   $  _________

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